UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 16, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code)

(415) 973-1000 (Registrant’s telephone number, including area code)	(415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐

Item 1.01. Entry into a Material Definitive Agreement

On April 16, 2018, PG&E Corporation (the “Company”) obtained a $350 million unsecured term loan (the “Term Loan”) under a loan agreement (the “Term Loan Agreement”) with Mizuho Bank, Ltd. (“Mizuho”), Royal Bank of Canada and Sumitomo Mitsui Banking Corporation, as lenders (in such capacity, “Lenders”), joint lead arrangers and joint bookrunners and Mizuho, as administrative agent (in such capacity, the “Administrative Agent”). The Company plans to use the loan proceeds for general corporate purposes, including repaying a portion of the Company’s outstanding debt.

The Term Loan matures on April 16, 2020, unless extended by the Company pursuant to the terms of the Term Loan Agreement. The Term Loan will bear interest based, at the Company’s election, on (1) LIBOR plus an applicable margin or (2) ABR plus an applicable margin. ABR will equal the highest of the following: the Administrative Agent’s announced base rate, 0.5% above the overnight federal funds rate, and the one-month LIBOR plus an applicable margin. The applicable margin for LIBOR loans and ABR loans is based upon the rating then in effect by Moody’s Investors Service, Inc. (“Moody’s”) and/or S&P Global Ratings, a division of S&P Global Inc. (“S&P”) of the Company’s senior unsecured, non credit-enhanced debt (so long as either Moody’s or S&P assigns such a rating). In the event neither Moody’s nor S&P assigns such a rating, the applicable margin for LIBOR loans and ABR loans will be the rating that is one numeric level below the rating assigned by Moody’s and/or S&P to the long-term senior unsecured non-credit enhanced debt rating of Pacific Gas and Electric Company (the “Utility”), subject to certain exceptions as provided in the Term Loan Agreement.

The Term Loan Agreement includes usual and customary covenants for loan agreements of this type, including covenants limiting: (1) liens, (2) mergers, (3) sales of all or substantially all of the Company’s assets, and (4) other fundamental changes. In addition, the Term Loan Agreement requires that the Company maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter and that the Company maintain ownership, either directly or indirectly, through one or more subsidiaries, of at least 80% of the outstanding common stock of the Utility and at least 70% of the outstanding voting stock of the Utility.

In the event of a default by the Company under the Term Loan Agreement, including cross-defaults relating to specified other debt of the Company or any of its significant subsidiaries in excess of $200 million, the Administrative Agent may, with the consent of the required Lenders (or upon the request of the required Lenders, shall), declare the amounts outstanding under the Term Loan Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Term Loan Agreement become payable immediately.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Lenders and/or their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company. The Lenders have received, and may in the future receive, customary compensation from the Company for such services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Term Loan and the Term Loan Agreement is hereby incorporated into this Item 2.03 by reference.

Item 8.01. Other Events

The Company intends to issue on or around April 16, 2018 a notice of redemption to redeem all $350 million aggregate principal amount of outstanding 2.40% Senior Notes due 2019 (the “Notes”) on or around April 26, 2018 (the “Redemption Date”). The Notes were issued under the senior note indenture dated as of February 10, 2014 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of February 27, 2014 (the Base Indenture, as so supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will be redeemed at the redemption price set forth in the Indenture plus accrued and unpaid interest on the Notes to the Redemption Date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of April 16, 2018, by and among PG&E Corporation, the several banks and other financial institutions or entities from time to time parties thereto, Mizuho Bank, Ltd., Royal Bank of Canada and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners and Mizuho Bank, Ltd, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/S/ DAVID S. THOMASON
DAVID S. THOMASON
Dated: April 16, 2018		Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/S/ DAVID S. THOMASON
DAVID S. THOMASON
Dated: April 16, 2018		Vice President, Chief Financial Officer and Controller